Exhibit 4.3

(Face of Security)

2.375% NOTES DUE 2029

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO 3M COMPANY, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

R-1
CUSIP NO.: 88579Y BJ9
ISIN NO.: US88579YBJ91

3M COMPANY

2.375% NOTES DUE 2029

The following terms apply to this Security, as and to the extent shown below:

PRINCIPAL AMOUNT: $500,000,000	INTEREST RATE: 2.375% per annum

STATED MATURITY DATE: August 26, 2029	INTEREST PAYMENT DATES: February 26 and August 26 of each year, commencing February 26, 2020

SPECIFIED CURRENCY: U.S. dollars	OTHER TERMS: Optional-Make-Whole Redemption, Redemption at Par Prior to Maturity and Special Mandatory Redemption. See Addendum attached hereto.

ORIGINAL ISSUE DATE: August 26, 2019

DEFEASANCE: ☑ Full Defeasance: Applicable ☑ Covenant Defeasance: Applicable

Whenever used in this Security, the terms specified above that apply to this Security have the meanings specified above, unless the context requires otherwise. Other terms used in this Security that are not defined herein but that are defined in the Indenture referred to in Section 1 on the reverse of this Security are used herein as defined therein.

3M Company, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to Cede & Co., or registered assigns, as principal the Principal Amount on the Stated Maturity Date and to pay interest thereon, at the Interest Rate shown above (computed on the basis of a 360-day year of twelve 30-day months), semi-annually on each Interest Payment Date set forth above from and after the date of this Security and at Maturity until payment of the principal amount hereof has been made or duly provided for. Each payment of interest due on an Interest Payment Date or the date of Maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the Original Issue Date if none has been paid, or made available for payment, to but excluding the Interest Payment Date or the date of Maturity, as the case may be. Unless this Security is a Security which has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the Original Issue Date indicated above. If this Security has been issued upon transfer of, in exchange for, or in replacement of, a Predecessor Security, interest on this Security shall accrue from the last Interest Payment Date to which interest was paid on such Predecessor Security or, if no interest was paid on such Predecessor Security, from the Original Issue Date indicated above. Any premium and any such installment of interest that is overdue at any time shall also bear interest (to the extent that the payment of such interest shall be legally enforceable), at the rate per annum at which the principal then bears interest, from the date any such overdue amount first becomes due until it is paid or made available for payment. Notwithstanding the foregoing, interest on any principal, premium or installment of interest that is overdue shall be payable on demand.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the 15th calendar day (whether or not a Business Day, as such term is defined in Section 3(c) on the reverse hereof) next preceding such Interest Payment Date (a “Regular Record Date”). If interest is due at Maturity but on a day that is not an Interest Payment Date, interest will be paid to the Person entitled to receive the principal hereof. Any interest so payable, but not punctually paid or duly provided for, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest either may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or may be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Currency of Payment

Payment of principal of (and premium, if any) and interest on this Security will be made in the Specified Currency for such payment. The Specified Currency for any payment shall be the currency specified as such on the face of this Security.

Manner of Payment

Except as provided in the next paragraph, payment of any amount payable on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose), against surrender of this Security in the case of any payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date); provided, however, that, at the option of the Company and subject to the next paragraph, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Payment of any amount payable on this Security will be made by wire transfer of immediately available funds to an account maintained by the payee with a bank located in The City of New York, if (i) the principal of this Security is at least $1,000,000 and (ii) the Holder entitled to receive such payment transmits a written request for such payment to be made in such manner to the Paying Agent at its Corporate Trust Office, Attention: Corporate Finance Group, The Bank of New York Mellon Trust Company, N.A., on or before the tenth day before the day on which such payment is to be made; provided that, in the case of any such payment due at the Maturity of the principal hereof (other than any payment of interest that first becomes due on an Interest Payment Date), this Security must be surrendered at the office or agency of the Company maintained for that purpose in The City of New York (or at any other office or agency maintained by the Company for that purpose) in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures. Any such request made with respect to any payment on this Security payable to a particular Holder will remain in effect for all later payments on this Security payable to such Holder, unless such request is revoked on or before the tenth day before a payment is to be made, in which case such revocation shall be effective for such and all later payments. In the case of any payment of interest payable on an Interest Payment Date, such written request must be made by the Person who is the registered Holder of this Security on the relevant Regular Record Date. If principal or another amount besides interest is due on this Security at Maturity, the Company will pay the amount to the Holder of this Security against surrender hereof at a proper place of payment or, in the case of a Global Security, as provided below in accordance with the applicable policies of the Depositary. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer with respect to this Security, but any tax, assessment or other governmental charge imposed upon any payment will be borne by the Holder of this Security and may be deducted from the payment by the Company or the Paying Agent.

Manner of Payment - Global Securities

Notwithstanding any provision of this security or the Indenture, if this Security is a Global Security, the Company may make any and all payments of principal, premium and interest on this Security pursuant to the applicable policies of the Depositary for this Security as permitted in the Indenture.

Payments Due on a Business Day

Unless otherwise specified on the face of this Security, the following sentence shall apply to this Security. Notwithstanding any provision of this Security or the Indenture, if any amount of principal, premium or interest would otherwise be due on this Security on a day (the “Specified Day”) that is not a Business Day, such amount may be paid or made available for payment on the next succeeding Business Day with the same force and effect as if such amount were paid on the Specified Day and no additional interest will accrue with respect to the payment made on that next succeeding Business Day. The provisions of this paragraph shall apply to this Security in lieu of the provisions of Section 113 of the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

3M	COMPANY

By
	Name:	Nicholas C. Gangestad
	Title:	Senior Vice President and Chief Financial Officer

By
	Name:	Sarah M. Grauze
	Title:	Vice President and Treasurer

This is one of the Securities of the series designated herein and referred to in the Indenture.

Dated: August 26, 2019

The Bank of New York Mellon Trust Company, N.A., as Trustee

By
Authorized Signatory

(Reverse of Security)

1.                  Securities and Indenture.

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued and to be issued in one or more series under an Indenture, dated as of November 17, 2000 as amended or supplemented from time to time (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

2.                  Series and Denominations.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount not to exceed $1,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series of securities designated on the face hereof.

The Company may create and issue additional Securities with the same terms as this Security, so that the additional Securities will be considered as part of the same issuance as the earlier issuance.

The Securities of this series are issuable only in registered form without coupons in “Authorized Denominations”, which term shall have the following meaning. Unless otherwise specified, for each Security of this series, the Authorized Denominations shall be $2,000 and integral multiples of $1,000 in excess thereof.

3.                  Interest Rate.

(a)               Calculation of Interest. Payments of interest hereon with respect to any Interest Payment Date or at the Maturity of the principal hereof will include interest accrued to but excluding such Interest Payment Date or the date of such Maturity, as the case may be.

All calculations to be made with respect to this Security will be made by the Company. All percentages resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point (e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655) ). All amounts used in or resulting from any calculation with respect to this Security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or more being rounded upward.

(b)               Definitions of Terms. As used in this Security, the following terms have the meanings set forth below:

“Business Day” means, for this Security any day, other than a Saturday or Sunday or a day on which Federal or State banking institutions in the Borough of Manhattan, The City of New York are authorized or required by law, regulation or executive order to close.

References in this Security to U.S. dollars shall mean, as of any time, the coin or currency that is then legal tender for the payment of public and private debts in the United States of America.

4.                  Redemption at the Company’s Option.

This Security shall not be redeemable, except for as set forth in the Addendum attached hereto.

5.                  Transfer and Exchange.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company at the corporate trust office of the Trustee in the City of New York or at the office of the Paying Agent in New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor and terms, of Authorized Denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company nor the Trustee nor any such agent shall be affected by notice to the contrary.

If this Security is a Global Security, this Security shall be subject to the provisions of the Indenture relating to Global Securities, including the limitations in Section 305 thereof on transfers and exchanges of Global Securities. In addition to the provisions of Section 305 of the Indenture, if at any time an Event of Default has occurred and is continuing with respect to this Security and such Event of Default has not been cured or waived pursuant to the provisions of the Indenture, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities, will authenticate and deliver, Securities in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

6.                  Defeasance.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture. If so specified on the face hereof, either or both of such provisions are applicable to this Security, as so specified.

7.                  Remedies.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

8.                  Modification and Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected.

Under the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Securities of this series or any other series of Outstanding Securities may, on behalf of all Holders of that series, waive compliance by the Company with certain restrictive covenants of the Indenture, and waive any past Event of Default under the Indenture, but in each case only with respect to that series, except an Event of Default in the payment of the principal of or any premium or interest on and Securities of that series or an Event of Default under any provision of the Indenture which itself cannot be modified or amended without the consent of the holders of each Outstanding Security of that series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

9.                  Governing Law.

This Security and the Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common

TEN ENT - as tenants by the entireties

JT TEN - as joint tenants with the right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF
ASSIGNEE

(Please Print or Typewrite Name and Address Including Postal Zip Code of Assignee)
the attached Security and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Security on the books of the Company, with full power of substitution in the premises.
Dated:
Signature Guaranteed
NOTICE: Signature must be guaranteed.	NOTICE: The signature to this assignment must correspond with the name of the Holder as written upon the face of the attached Security in every particular, without alteration or enlargement or any change whatever.

ADDENDUM

Optional Make-Whole Redemption and Redemption at Par Prior to Maturity

Prior to May 26, 2029 (three months prior to the Stated Maturity Date of this Security), this Security will be redeemable at any time, in whole or from time to time in part, at our option at a Redemption Price equal to the greater of

•	100% of the principal amount of this Security to be redeemed, and

•	as determined by the Quotation Agent (as defined below), the sum of the present values of the scheduled payments of interest on this Security to be redeemed that would have been payable from the Redemption Date to May 26, 2029 (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis assuming a 360-day year consisting of twelve 30-day months at the Treasury Rate (defined below) plus 15 basis points plus, in the case of both clauses above, accrued and unpaid interest on this Security to be redeemed to the Redemption Date.

In addition, at any time on or after May 26, 2029 (three months prior to the Stated Maturity Date of this Security), the Security will be redeemable, in whole, but not in part, at our option, at a redemption price equal to 100% of the principal amount of the Security, plus accrued interest thereon to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of this Security to be redeemed, as if this Security to be redeemed matured on May 26, 2029, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of this Security.

“Comparable Treasury Price” means, with respect to any Redemption Date, (i) the average of at least three Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of five or more Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than five Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so obtained.

“Quotation Agent” means the reference treasury dealer appointed by the Company.

“Reference Treasury Dealer” means each of (i) Goldman Sachs & Co. LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer(s) selected by the Company.

“Reference treasury dealer quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.

In the case of a partial redemption, selection of this Security for redemption will be made pro rata, if commercially practicable in accordance with the procedures of DTC or the relevant depositary, and if not, then by lot or such other method as required in accordance with the procedures of DTC or the relevant depositary. This Security will be redeemed in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notice of any redemption pursuant to this subsection will be delivered at least 10 days but not more than 60 days before the Redemption Date to each Holder of this Security to be redeemed. If any Securities are to be redeemed in part only, the notice of redemption that relates to the Security will state the portion of the Security to be redeemed. New Securities in principal amounts of at least $2,000 equal to the unredeemed portion of this Security will be issued in the name of the Holder of this Security upon surrender for cancellation of the original Security. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on this Security or the portions of this Security called for redemption.

Special Mandatory Redemption

In the event that the Company does not consummate the Acelity Acquisition (as defined below) on or prior to May 1, 2020 or the Stock Purchase Agreement (as defined below) is terminated any time prior thereto, the Company will be required to redeem this Security on a Special Mandatory Redemption Date (as defined below) at a redemption price equal to 101% of the aggregate principal amount of this Security (the “Special Mandatory Redemption Price”), plus, accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date.

Notwithstanding the foregoing, installments of interest on this Security whose Stated Maturity is on or prior to the Special Mandatory Redemption Date shall be payable on the applicable Interest Payment Date to the registered Holders of this Security as of the close of business on the relevant record date in accordance with this Security and the Indenture.

On and after the Special Mandatory Redemption Date for this Security, interest shall cease to accrue on this Security unless the Company defaults in the payment of the Special Mandatory Redemption Price and accrued interest, if any. On or before the Business Day before the Special Mandatory Redemption Date for this Security, the Company shall deposit with the

Trustee or a Paying Agent, funds sufficient to pay the Special Mandatory Redemption Price of this Security to be redeemed on the Special Mandatory Redemption Date, and (except if the date fixed for redemption shall be an Interest Payment Date) accrued interest, if any. Notice of redemption shall be delivered, with a copy to the Trustee, no later than 5 Business Days after the occurrence of the event triggering the special mandatory redemption, to each Holder of this Security (the “Special Mandatory Redemption Notice”).

The Special Mandatory Redemption Notice shall state the information set forth in, and shall be subject to the terms and conditions of, Section 1104 of the Indenture. Notice of redemption having been given as provided in the Indenture, this Security called for redemption shall, on the Special Mandatory Redemption Date, become due and payable at the Special Mandatory Redemption Price, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date

“Acelity Acquisition” means the acquisition of Acelity, Inc., a Delaware corporation and a wholly owned subsidiary of Seller (as defined below) (“Acelity”), by the Company pursuant to the Stock Purchase Agreement.

“Seller” means Acelity L.P. Inc., a Guernsey limited partnership.

“Stock Purchase Agreement” means the stock purchase agreement, dated May 1, 2019 among the Company, the Seller and Acelity to which the Company agreed to purchase all of the outstanding shares of capital stock of Acelity.

“Special Mandatory Redemption Date” means the earlier to occur of (1) May 31, 2020, if the Acelity Acquisition has not been consummated on or prior to May 1, 2020, or (2) the 30th day (or if such day is not a Business Day, the first Business Day thereafter) following the termination of the Stock Purchase Agreement for any reason.